EXHIBIT 10.4

Name:	Number of Shares:
Initially in Escrow:

ESCROW AGREEMENT

FOR RESTRICTED STOCK AWARD

This ESCROW AGREEMENT, dated, is by and among (the “Grantee”), VALLEY NATIONAL BANCORP (the “Company”) and VALLEY NATIONAL BANK, with offices at 1455 Valley Road, Wayne, New Jersey, (the “Escrow Agent”).

Background

The Company and the Grantee have entered into a Restricted Stock Award Agreement (“Award Agreement”) dated the same date as this Agreement, pursuant to which the Company has granted the Grantee shares of the Common Stock, no par value, of the Company (the “Shares”) subject to the restrictions set forth in Section 8 of the Company’s 2009 Long-Term Stock Incentive Plan (the “Plan”). The Award Agreement requires the execution and delivery of this Escrow Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Appointment of Escrow Agent; Delivery of Shares. The Grantee and the Company hereby appoint and designate the Escrow Agent to serve as escrow agent pursuant to the terms of this Escrow Agreement and the Escrow Agent hereby accepts such appointment and designation. The Escrow Agent hereby acknowledges receipt from the Company of certificates representing the Shares together with stock powers from the Grantee endorsed in favor of the Company. Each of the parties hereto acknowledges and agrees that the Escrow Agent is holding the certificates representing the Shares as escrow agent under the Award Agreement.

2. Holding of Shares.

The Escrow Agent shall hold the Shares in accordance with the following provisions:

(a) Upon receipt of a written notice signed by the Company that the restrictions relating to some or all of the Shares have lapsed, the Escrow Agent shall deliver the Shares on which such restrictions have lapsed to the Grantee, along with the deferred dividends paid on such Shares and interest (if any) earned on the deposit of the dividends with the Escrow Agent under paragraph 5 hereof.

(b) Upon receipt of a written notice signed by the Company that any of the events which give the Company the right to reacquire the Shares, as specified in Section 8(b) of the Plan, have occurred, the Escrow Agent shall deliver to the Company the Shares (and the executed stock power) along with all remaining deferred dividends and interest earned on the deposit of the dividends with the Escrow Agent under paragraph 5 hereof.

3. Term.

This Escrow Agreement shall be terminated upon the disposition by the Escrow Agent of all of the Shares or prior thereto upon the mutual agreement of the parties hereto.

4. Duties of Escrow Agent.

Should any dispute arise with respect to the delivery or ownership or right of possession of the Shares or the due and proper performance by any party of its obligations hereunder, the Escrow Agent is authorized and directed to retain in its possession without liability to anyone all or any part of the Shares, deferred dividends and interest, if any, until such dispute shall have been settled either by mutual agreement by the parties concerned, or by a final order, decree or judgment of a court of competent jurisdiction and from which judgment or order no appeal has been taken and as to which the time to appeal has expired.

5. Dividends.

Payment to the Grantee of any dividends paid on the shares has been deferred until the occurrence of one of the events specified in Section 8(d) of the Plan. Such deferred dividends shall be delivered by the Company to the Escrow Agent, and the Grantee hereby grants the Escrow Agent a power of attorney to endorse and deposit any dividend checks received by the Escrow Agent. The Escrow Agent shall deposit such funds in an account maintained by the Escrow Agent, selected by the Company in its sole discretion. Dividends derived from Shares and interest, if any, earned on the deposit of the dividends shall be distributed to the Grantee or the Company when such Shares are distributed by the Escrow Agent under paragraph 2 hereof.

6. Miscellaneous.

(a) Should the Escrow Agent determine it advisable in connection with the performance of its duties hereunder, the Escrow Agent may consult with counsel selected and employed by it and the Escrow Agent shall incur no liability for any action taken or suffered in good faith in accordance with the opinion of such counsel.

(b) The Escrow Agent shall receive compensation for its services in connection in with this Agreement, as determined by the Company and the Escrow Agent, payable by the Company, and shall be reimbursed by the Company for all reasonable expenses incurred in connection with the performance of its duties hereunder.

(c) This Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, successors and assigns, except the Grantee shall have no right to assign his rights hereunder.

(d) This Agreement may be amended, modified, superseded or canceled, or any of the terms hereof may be waived, only by a written instrument executed by the parties hereto, or, in the case of a waiver, by the parties waiving compliance.

(e) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(f) The Section headings in this Escrow Agreement have been inserted for convenience only and shall not be deemed to limit, define or in any manner to affect the interpretation hereof.

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement the day and year first above written.

Signature of Grantee

VALLEY NATIONAL BANK (Escrow Agent)

By:

VALLEY NATIONAL BANCORP (Company)

By: